EXHIBIT 10.2

SUBSCRIPTION LETTER

End Fuel Corp.

18775 SW 27th Court

Miramar, FL 33029

Gentlemen:

The undersigned hereby represents and warrants to End Fuel Corp. (the "Company") that (i) the _______________ shares of the Company's Common Stock (the "Securities") which are being received by the undersigned in consideration of Web site and related consulting services and are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof; (ii) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the  Securities Act of 1933, as amended (the "Act"); and (iii) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges that he has been furnished with access to disclosure relating to current and prospective operations of the Company, including, among other things, the Company's financial information as available.

The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment in the Securities. The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss.

The undersigned's present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefore, shall bear the following or comparable legend, which the undersigned has read and understands:

The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

The undersigned fully acknowledges that End Fuel Corp. is a development stage company and it is most likely that this total investment be a loss. Additionally, because of this high-risk investment, the undersigned reiterates that he can afford a total loss and is deemed a sophisticated investor in accordance with the definition from the Securities and Exchange Commission.

Very truly yours,

_________________________

Date:  _________, 2010